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As filed with the Securities and Exchange Commission on December 4, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PRICELINE.COM INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1528493 (I.R.S. Employer Identification Number)

800 Connecticut Avenue
Norwalk, Connecticut 06854
(203) 299-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

PETER J. MILLONES, ESQ.
Executive Vice President, General Counsel
800 Connecticut Avenue
Norwalk, Connecticut 06854
(203) 299-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Daniel Dunson, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.008 per share	(1)	(1)	(1)	(2)

(1)
Not applicable pursuant to General Instruction II. E to Form S-3.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act the registrant is deferring payment of all of the registration fee subsequently on a "pay-as-you-go" basis.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated December 4, 2006.

3,824,812 Shares

priceline.com Incorporated

Common Stock

        This is a public offering of common stock of priceline.com Incorporated. All of the 3,824,812 shares are being offered by Ultimate Pioneer Limited and Potton Resources Limited, as selling stockholders.

        The common stock is quoted on the Nasdaq Global Market under the symbol "PCLN." The last reported sale price of the common stock on December 1, 2006 was $39.13 per share.

        See "Risk Factors" on page 4 to read about factors you should consider before buying the common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        Goldman, Sachs & Co. has agreed to purchase the common stock from the selling stockholders at a price of $        per share, which will result in $                  of proceeds to the selling stockholders.

        Goldman, Sachs & Co. may offer the common stock in transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

        Goldman, Sachs & Co. expects to deliver the shares against payment in New York, New York on December     , 2006.

Goldman, Sachs & Co.

Prospectus dated December    , 2006.

        You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus.

SUMMARY

        The following summary highlights certain significant aspects of our business and this offering, but you should read all the information contained or incorporated by reference in this prospectus, including the financial statements and related notes incorporated by reference herein, before making an investment decision

PRICELINE.COM INCORPORATED

        We are a leading online travel company that offers our customers a broad range of travel services, including airline tickets, hotel rooms, car rentals, vacation packages and cruises. We offer our customers a unique choice: the ability to purchase travel services in a traditional, price-disclosed manner or the opportunity to use our unique Name Your Own Price® service, which allows our customers to make offers for travel services at discounted prices. At present, we derive substantially all of our revenues from the following sources:

  •
  Transaction revenues from our Name Your Own Price® airline ticket, hotel room and rental cars services as well as our vacation packages service;

  •
  Commissions earned from the sale of price-disclosed hotel rooms, rental cars, cruises and other travel services;

  •
  Customer processing fees charged in connection with the sale of both Name Your Own Price® and price-disclosed airline tickets, hotel rooms and rental cars services;

  •
  Global distribution system ("GDS") reservation booking fees related to both our Name Your Own Price® airline ticket, hotel room and rental car services, and price-disclosed airline tickets and rental car services;

  •
  Transaction revenue from our price-disclosed hotel room service; and

  •
  Other revenues derived primarily from selling advertising on our websites.

THE OFFERING

Common stock offered by the selling stockholders	3,824,812 shares.
Common stock outstanding after this offering	36,536,069 shares.
Use of proceeds	The selling stockholders will receive all of the net proceeds from the sale of common stock in this offering.
Nasdaq Global Market symbol	"PCLN."
Principal executive offices	The address of our principal executive offices is priceline.com, 800 Connecticut Avenue, Norwalk, Connecticut 06854, and the telephone number at that address is (203) 299-8000.
Risk factors
For a discussion of the factors you should carefully consider before deciding to invest in our common stock, see "Risk Factors" beginning page 4 of this prospectus, and "Risk Factors" in Item 1 of our Form 10-K for the year ended December 31, 2005 and Item 2 in Part I of our Form 10-Q for the quarter ended September 30, 2006.

        The number of shares of common stock outstanding immediately after this offering is based on 36,536,069 shares of common stock outstanding on November 22, 2006, and excludes:

  •
  approximately 3.0 million shares reserved for issuance upon exercise of options outstanding as of November 22, 2006, under our stock option plans, at a weighted average exercise price of $59.37 per share;

  •
  approximately 4.5 million shares available for grant under stock option plans, assuming maximum issuance of performance shares;

  •
  approximately 0.8 million shares reserved for issuance upon exercise of our outstanding warrants, at a weighted average exercise price of $17.81 per share; and

  •
  approximately 14.3 million shares representing the maximum number of shares potentially issuable upon conversion of our outstanding convertible notes.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "priceline.com," "we," "us," "our," or similar references mean priceline.com Incorporated, a Delaware corporation, together with its subsidiaries.

RISK FACTORS

        The following risk factors and other information included in this prospectus should be carefully considered. For additional risk factors which should be carefully considered, see "Risk Factors" in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2005 and Item 2 in Part I of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. The risks and uncertainties described below and in our Form 10-K and Form 10-Q are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

This offering will result in a substantial number of previously restricted shares of our common stock being freely tradable, which may depress the market price of our common stock.

        As of November 22, 2006, the number of outstanding shares of our common stock freely tradable on the Nasdaq Global Market and not owned by the selling stockholders was approximately 32,711,257 shares. After giving effect to this offering, the number of freely tradable shares will increase to 36,536,069 shares. The sale of shares of common stock in this offering could depress the market price of our common stock.

Future sales of our common stock in the public market could lower our stock price.

        Sales of a substantial number of shares of common stock in the public market by our current stockholders, or the perception that substantial sales may occur, could cause the market price of our common stock to decrease significantly or make it difficult for us to raise additional capital by selling stock. All of the shares of our common stock sold in this offering will be freely tradable in the public market.

We do not intend to pay dividends on our common stock for the foreseeable future.

        We have not declared or paid any cash dividends on our common stock since our inception. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. As a result, capital appreciation, if any, will be your sole source of gain on your investment for the foreseeable future.

Our stock price is highly volatile, and you may lose all or part of your investment.

        The market price of our common stock is highly volatile and is likely to continue to be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

  •
  quarterly variations in our operating results;

  •
  operating results that vary from the expectations of securities analysts and investors;

  •
  changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

  •
  changes in our capital structure;

  •
  changes in market valuations of other Internet or online service companies;

  •
  announcements of technological innovations or new services by us or our competitors;

  •
  announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

  •
  loss of a major supplier participant, such as an airline or hotel chain;

  •
  changes in the status of our intellectual property rights;

  •
  lack of success in the expansion of our business model geographically;

  •
  announcements by third parties of significant claims or proceedings against us or adverse developments in pending proceedings;

  •
  additions or departures of key personnel; and

  •
  stock market price and volume fluctuations.

        Sales of a substantial number of shares of our common stock could adversely affect the market price of our common stock by introducing a large number of sellers to the market. Given the volatility that exists for our shares, such sales could cause the market price of our common stock to decline significantly. In addition, fluctuations in our stock price and our price-to-earnings multiple may have made our stock attractive to momentum, hedge or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction, particularly when viewed on a quarterly basis.

        The trading prices of Internet company stocks in general, including ours, have experienced extreme price and volume fluctuations. To the extent that the public's perception of the prospects of Internet or e-commerce companies is negative, our stock price could decline further, regardless of our results. Other broad market and industry factors may decrease the market price of our common stock, regardless of our operating performance. Market fluctuations, as well as general political and economic conditions, such as a recession or interest rate or currency rate fluctuations, also may decrease the market price of our common stock. Negative market conditions could adversely affect our ability to raise additional capital.

        We are defendants in a number of securities class action litigations. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. To the extent our stock price declines or is volatile, we may in the future be the target of additional litigation. This additional litigation could result in substantial costs and divert management's attention and resources.

FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus, any prospectus supplement and other documents filed with the SEC may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the expectations of our management and are not guarantees of future performance. The future financial condition and results of operations of priceline.com, as well as any forward-looking statements, are subject to inherent risks, uncertainties and assumptions that are difficult to predict or over which we have no control; therefore, actual results may differ materially from those expressed, implied or forecasted in any forward-looking statements.

        Expressions of future goals, expectations and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in any forward-looking statements is contained from time to time in our periodic filings with the SEC, including under the caption "Special Note Regarding Forward-Looking Statements" in Item 1 of our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated into this prospectus by reference. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, you should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see "Where You Can Find More Information".

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares of our common stock which may be sold pursuant to this prospectus for the account of selling stockholders. All such proceeds, net of brokerage commissions, if any, will be received by the selling stockholders. See "Underwriting."

DESCRIPTION OF CAPITAL STOCK

        The authorized capital stock of priceline.com consists of 1,000,000,000 shares of common stock, par value $0.008 per share, and 80,000 shares of preferred stock, par value $0.01 per share. As of November 22, 2006, we had 36,536,069 shares of common stock outstanding and 13,470 shares of preferred stock outstanding, as described below. Outstanding common stock does not include (i) approximately 3.0 million shares reserved for issuance upon exercise of options outstanding as of November 22, 2006, under our stock option plans, at a weighted average exercise price of $59.37 per share, (ii) approximately 4.5 million shares available for grant under stock option plans, assuming maximum issuance of performance shares, (iii) approximately 0.8 million shares reserved for issuance upon exercise of our outstanding warrants, at a weighted average exercise price of $17.81 per share and (iv) approximately 14.3 million shares representing the maximum number of shares potentially issuable upon conversion of our outstanding convertible notes.

        The following summary of certain provisions of Delaware law and certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of Delaware law, our amended and restated certificate of incorporation, as amended, our by-laws and any other applicable law.

Common Stock

        Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in priceline.com's certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock would be entitled to share ratably in the distribution of all of the company's assets remaining available for distribution after satisfaction of all its liabilities and the payment of the liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon conversion of our debt securities that are convertible into our common stock will be, fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, within the limitations and restrictions stated in our certificate of incorporation, to provide by resolution for the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, the number of shares constituting any series and the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of common stock.

        In February 2001, our board of directors authorized an amendment to our certificate of incorporation to allow priceline.com to issue a new series of preferred stock designated as Series B Redeemable Preferred Stock, or the Series B Preferred Stock. The total number of shares of Series B Preferred Stock that priceline.com is authorized to issue is 80,000 shares, par value $0.01 per share.

        The Series B Preferred Stock has special preferences. Specifically, the Series B Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any dividends accrued or accumulated but not paid. The Series B Preferred Stock accrues dividends payable in shares of our common stock at a rate of 11% annually, commencing February 6, 2001. Dividends on the Series B Preferred Stock are payable semiannually on February 6 and August 6 of each year starting August 6, 2001.

        The Series B Preferred Stock may be redeemed at the option of priceline.com or the holder, in whole but not in part, at any time upon a change in control of priceline.com at $1,000 per share in cash, plus accrued but unpaid dividends and dividends that would have accrued through February 6, 2007. The Series B Preferred Stock is subject to mandatory redemption on February 6, 2007. The Series B Preferred Stock is not convertible into shares of our common stock or any other security of priceline.com. Holders of the Series B Preferred Stock are not entitled to vote on any matter, except in certain limited circumstances and as specifically required under Delaware law. Holders of Series B Preferred Stock are entitled to specified cash payments in the event of certain business combination transactions involving priceline.com.

Registration Rights

        Certain holders of shares of our common stock are entitled to certain registration rights. These rights are provided under the terms of registration rights agreements between priceline.com and the holders of the registrable securities, who include Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited, other stockholders and certain warrantholders. These agreements provide demand registration rights to the holders of substantially all of the registrable securities. In addition, the holders of all of the registrable securities are entitled under the agreements, subject to certain limitations, to require priceline.com to include their registrable securities in future registration statements that we may file. Registration of shares of common stock pursuant to the rights granted in these agreements and the sale of such shares pursuant to the applicable registration statement will result in such shares becoming freely tradable without restriction under the Securities Act. All registration expenses incurred in connection with the above registrations will be borne by priceline.com.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Mellon Investor Services LLC.

Listing

        Our common stock is traded on the Nasdaq National Market under the trading symbol "PCLN."

Delaware Anti-Takeover Law and Certain Charter and By-Law Provisions

        Our certificate of incorporation and by-laws contain provisions that may prevent or discourage a third party from acquiring us, even if the acquisition would be beneficial to our stockholders. Our board of directors also has the authority to fix the rights and preferences of shares of our preferred stock and to issue such shares without a stockholder vote.

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation's outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging or preventing attempts that might result in a premium over the market price of the shares of common stock held by stockholders.

        Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or certain of our officers. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

SELLING STOCKHOLDERS

        The following table sets forth information with respect to the beneficial ownership of our common stock by the selling stockholders as of November 22, 2006 and upon completion of the offering. The selling stockholders acquired our common stock in 2001 and received the right to appoint two representatives to our Board of Directors. Following completion of the offering, all rights of the selling stockholders under the stockholders agreements will terminate, including their right to appoint representatives to our Board and Directors. As such, Messrs. Lai and Wade will both resign.

        For purposes of the following table, beneficial ownership is determined in accordance with rules promulgated by the SEC. Under such rules, shares of our common stock issuable under options that are currently exercisable, or exercisable within 60 days after November 22, 2006, are deemed outstanding and are included in the number of shares beneficially owned by a person or entity named in the table and are used to compute the percentage ownership of that person or entity. These shares are not, however, deemed outstanding for computing the percentage ownership of any other person or entity.

        The percentage ownership of our common stock of each entity named in the following table is based on 36,536,069 shares of our common stock issued and outstanding as of November 22, 2006 plus any shares issuable under options held by such person or entity which are currently exercisable or exercisable within 60 days after November 22, 2006.

	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Sold in the Offering
Name	Number of Shares	Percentage Ownership		Number of Shares	Percentage Ownership
Ultimate Pioneer Limited(1)	1,912,406	4.78%	1,912,406	—	—
Potton Resources Limited(2)	1,912,406	4.78%	1,912,406	—	—

(1)
Ultimate Pioneer Limited is an indirect wholly owned subsidiary of Hutchison Whampoa Limited. As of June 30, 2006, Hutchison Whampoa Limited was owned approximately 49.97% by Cheung Kong (Holdings) Limited. Mr. Li Ka-shing ("Mr. Li"), as chairman of the board of directors of each of Cheung Kong (Holdings) Limited and Hutchison Whampoa Limited, and Mr. Dominic Kai Ming Lai ("Mr. Lai") and Mr. Ian F. Wade ("Mr. Wade"), Hutchison Whampoa Limited's representatives on our board of directors, may be deemed to share voting and investment power in respect of shares of our common stock held by Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited. Mr. Lai has the right to acquire 21,998 shares under stock options currently exercisable or exercisable within 60 days after November 22, 2006, and holds 2,000 shares of restricted common stock; and Mr. Wade has the right to acquire 25,331 shares under stock options currently exercisable or exercisable within 60 days after November 22, 2006, and holds 2,000 shares of restricted common stock. Each of Mr. Lai and Mr. Wade disclaims beneficial ownership of the shares beneficially owned by Hutchison Whampoa Limited, Ultimate Pioneer Limited, Cheung Kong (Holdings) Limited, Potton Resources Limited and one another except to the extent of his pecuniary interest therein. Mr. Li disclaims beneficial ownership of the shares referred to herein. The address of Hutchison Whampoa Limited is 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong.

(2)
Potton Resources Limited is an indirect wholly owned subsidiary of Cheung Kong (Holdings) Limited. Mr. Li, as chairman of the board of directors of each of Cheung

Kong (Holdings) Limited and Hutchison Whampoa Limited, and Mr. Lai and Mr. Wade, Hutchison Whampoa Limited's representatives on our board of directors, may be deemed to share voting and investment power in respect of shares of our common stock held by Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited. Mr. Lai has the right to acquire 21,998 shares under stock options currently exercisable or exercisable within 60 days after November 22, 2006, and holds 2,000 shares of restricted common stock; and Mr. Wade has the right to acquire 25,331 shares under stock options currently exercisable or exercisable within 60 days after November 22, 2006, and holds 2,000 shares of restricted common stock. Each of Mr. Lai and Mr. Wade disclaims beneficial ownership of the shares beneficially owned by Hutchison Whampoa Limited, Ultimate Pioneer Limited, Cheung Kong (Holdings) Limited, Potton Resources Limited and one another except to the extent of his pecuniary interest therein. Mr. Li disclaims beneficial ownership of the shares referred to herein. The address of Cheung Kong (Holdings) Limited is 7th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong.

Material Relationships with Selling Stockholders

        In June 2000, priceline.com entered into definitive agreements with wholly-owned subsidiaries of Hutchison Whampoa Limited to introduce priceline.com's services to several Asian markets. Under the terms of the agreements, we license our business model and provide our expertise in technology, marketing and operations to Hutchison-Priceline Limited. Hutchison-Priceline Limited reimburses us for the cost of services provided and is required to pay us a licensing fee for any year in which Hutchison-Priceline Limited achieves profitability. Priceline.com and Hutchison Whampoa Limited currently own approximately 15% and 85%, respectively, of the outstanding equity securities of Hutchison-Priceline Limited. Jeffery H. Boyd, our President and Chief Executive Officer, is priceline.com's representative on the board of directors of Hutchison-Priceline Limited.

UNDERWRITING

        The selling stockholders and Goldman, Sachs & Co. intend to enter into an underwriting agreement with respect to the shares of common stock being offered. Subject to certain conditions, Goldman, Sachs & Co. intends to agree to purchase all of the 3,824,812 shares of common stock offered hereby.

        Goldman, Sachs & Co. may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

        Goldman, Sachs & Co. proposes to offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, Goldman, Sachs & Co. may be deemed to have received compensation in the form of underwriting discounts. Goldman, Sachs & Co. may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from Goldman, Sachs & Co. and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

        In connection with the offering, Goldman, Sachs & Co. may purchase and sell common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by Goldman, Sachs & Co. of a greater number of shares than it is required to purchase in the offering. Goldman, Sachs & Co. will need to close out any short sale by purchasing shares in the open market. Goldman, Sachs & Co. is likely to create a short position if it is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by Goldman, Sachs & Co. in the open market prior to the completion of the offering.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of priceline.com's common stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise.

        Priceline.com has agreed to pay all expenses in the offering, excluding underwriting discounts and commissions and fees and expenses of counsel for the selling stockholders and Goldman, Sachs & Co., which are estimated to be approximately $350,000. Priceline.com has agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

        Priceline.com and the selling stockholders have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act of 1933.

        Goldman, Sachs & Co. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for priceline.com, for which they received or will receive customary fees and expenses. Goldman, Sachs & Co. (excluding affiliates) currently owns less than 5% of priceline.com's outstanding common stock, and are not prohibited from selling any such shares before, after or at the same time as the selling stockholders.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (c)   in any other circumstances which do not require the publication by priceline.com of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        The shares have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and Goldman, Sachs & Co. has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

CERTAIN INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS OF COMMON STOCK

        This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation, or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from common stock.

        This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

        If a partnership holds the common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the common stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

        Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

  •
  a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying the status of each partner in the partnership or beneficiary of the estate or trust as) a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

  •
  in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

        If dividends paid to you are "effectively connected" with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

  •
  you are a non-United States person, and

  •
  the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

"Effectively connected" dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

        If you are a corporate non-U.S. holder, "effectively connected" dividends that you receive may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

        If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock unless:

  •
  the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

  •
  you are an individual, you hold the common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

  •
  we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the common stock and you are not eligible for any treaty exemption.

        If you are a corporate non-U.S. holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

        We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

        Common stock held by a non-U.S. holder at the time of death will be included in the holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

        If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments and

  •
  the payment of the proceeds from the sale of common stock effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

LEGAL MATTERS

        Some legal matters of U.S. law in connection with this offering will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP from time to time provides legal services to priceline.com. The validity of shares of our common stock offered by the selling stockholders pursuant to this prospectus will be passed upon for us by our General Counsel, Peter J. Millones. As of the date of this prospectus, Mr. Millones owns less than one percent of priceline.com's common stock and participates in priceline.com's employee benefit plans. Goldman, Sachs & Co. has been represented by Latham & Watkins LLP, New York, New York.

EXPERTS

        The financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information, you should refer to the registration statement and its exhibits.

        You may read and copy the registration statement and any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the web site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

        The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information combined in this prospectus or incorporated by reference into this prospectus.

        We incorporate by reference the documents listed below (other than, in each case, documents or information that is deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our annual report on Form 10-K for the year ended December 31, 2005;

  •
  our quarterly report on Form 10-Q for the quarter ended March 31, 2006;

  •
  our quarterly report on Form 10-Q for the quarter ended June 30, 2006;

  •
  our quarterly report on Form 10-Q for the quarter ended September 30, 2006;

  •
  our proxy statement on Schedule 14A filed with the SEC on April 28, 2006;

  •
  our current report on Form 8-K filed with the SEC on February 8, 2006;

  •
  our current report on Form 8-K filed with the SEC on February 17, 2006;

  •
  our current report on Form 8-K filed with the SEC on March 10, 2006;

  •
  our current report on Form 8-K filed with the SEC on May 4, 2006;

  •
  our current report on Form 8-K filed with the SEC on August 8, 2006;

  •
  our current report on Form 8-K filed with the SEC on September 6, 2006;

  •
  our current report on Form 8-K filed with the SEC on September 7, 2006;

  •
  our current report on Form 8-K filed with the SEC on September 21, 2006;

  •
  our current report on Form 8-K filed with the SEC on September 22, 2006;

  •
  our current report on Form 8-K filed with the SEC on September 27, 2006;

  •
  our current report on Form 8-K filed with the SEC on September 28, 2006;

  •
  our current report on Form 8-K filed with the SEC on October 10, 2006;

  •
  our current report on Form 8-K filed with the SEC on October 12, 2006;

  •
  our current report on Form 8-K filed with the SEC on October 16, 2006;

  •
  our current report on Form 8-K filed with the SEC on October 25, 2006;

  •
  our current report on Form 8-K filed with the SEC on November 9, 2006;

  •
  the description of our common stock contained in the registration statement on Form 8-A filed on March 18, 1999 under Section 12(g) of the Securities Exchange Act of 1934, or the Exchange Act;

  •
  all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to effectiveness of this registration statement; and

  •
  all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

        We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. If you would like to obtain this information from us, please direct your request, either in writing or by telephone to:

  Peter J. Millones, Esq.
  priceline.com Incorporated
  800 Connecticut Avenue
  Norwalk, CT 06854
  (203) 299-8000

Common Stock

         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated expenses (all of which are estimated) to be incurred by priceline.com in connection with the distribution of an assumed amount of $152,304,014 of securities registered under this registration statement.

Amount to be Paid
SEC Registration Fee	$13,000
Legal Fees and Expenses	195,000
Accounting Fees and Expenses	50,000
Printing Fees	50,000
Miscellaneous Fees and Expenses	17,000
Total	$325,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.

        Article Seventh of the priceline.com Amended and Restated Certificate of Incorporation provides that:

        (1)   priceline.com shall indemnify its directors and officers to the fullest extent permitted by law, provided that any proceeding initiated by any director or officer (other than a proceeding to enforce rights to indemnification) must be authorized or consented to by its Board of Directors;

        (2)   priceline.com may, to the extent authorized from time to time by its Board of Directors, indemnify its other employees and agents to the extent that it indemnifies its officers and directors;

        (3)   the right to indemnification in Article Seventh includes the right to be paid by priceline.com the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; and

        (4)   the rights conferred in Article Seventh are not exclusive of any other right any person may have or acquire under the Amended and Restated Certificate of Incorporation, the By-Laws of

priceline.com, any statute, agreement, vote of stockholders of priceline.com or disinterested directors of priceline.com or otherwise.

        Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify such person against such liability. Priceline.com has obtained officers' and directors' liability insurance for the members of its Board of Directors and executive officers for certain losses arising from claims or charges made against them while acting in their capacities as directors and officers of priceline.com.

        In addition, priceline.com has entered into indemnification agreements with certain officers of priceline.com, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his or her being a director or officer of priceline.com. Among other exclusions, priceline.com shall not indemnify any person with respect to claims involving receipt of a personal benefit to which the recipient is not entitled; the return of profits from the sale of securities as contemplated by Section 16 of the Exchange Act; or knowingly fraudulent, dishonest or willful misconduct.

ITEM 16. LIST OF EXHIBITS

Exhibit No.		Description
1.1		Form of Underwriting Agreement for common stock.*
4.1	(a)	Specimen Certificate for priceline.com's Common Stock.
4.2	(b)	Certificate of Designation, Preferences and Rights of Series A Convertible Redeemable PIK Preferred Stock of priceline.com Incorporated.
4.3	(c)	Certificate of Designation, Preferences and Rights of Series B Redeemable Preferred Stock of priceline.com Incorporated.
5.1		Opinion of Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary of priceline.com Incorporated.
12.1	(d)	Statements re Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary of priceline.com Incorporated (contained in Exhibit 5.1).
24.1		Power of Attorney (included on page II-5).

*
To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference herein.

(a)
Incorporated by reference to Exhibit 4.2 to priceline.com's registration statement on Form S-1 (File No. 333-69657).

(b)
Incorporated by reference to Exhibit 3.2 to priceline.com's registration statement on Form S-3 (File No. 333-109929).

(c)
Incorporated by reference to Exhibit 3.3 to priceline.com's registration statement on Form S-3 (File No. 333-109929).

(d)
Incorporated by reference to Exhibit 12.1 to priceline.com's Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-25581) and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 000-25581).

ITEM 17. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on December 4, 2006.

PRICELINE.COM INCORPORATED

By:	/s/ JEFFERY H. BOYD Jeffery H. Boyd President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery H. Boyd, Robert J. Mylod Jr. and Peter J. Millones, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, any exhibits thereto and other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on December 4, 2006.

Signature	Title

/s/ RALPH M. BAHNA Ralph M. Bahna	Chairman and Director
/s/ JEFFERY H. BOYD Jeffery H. Boyd	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBERT J. MYLOD, JR. Robert J. Mylod, Jr.	Chief Financial Officer (Principal Financial Officer)
/s/ DANIEL J. FINNEGAN Daniel J. Finnegan	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
/s/ HOWARD W. BARKER, JR. Howard W. Barker, Jr.	Director
/s/ JEFFREY E. EPSTEIN Jeffrey E. Epstein	Director
/s/ JAMES M. GUYETTE James M. Guyette	Director
/s/ DOMINIC KAI MING LAI Dominic Kai Ming Lai	Director
/s/ NANCY B. PERETSMAN Nancy B. Peretsman	Director
/s/ CRAIG W. RYDIN Craig W. Rydin	Director
/s/ IAN F. WADE Ian F. Wade	Director

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement for common stock.*
4.1(a)	Specimen Certificate for priceline.com's Common Stock.
4.2(b)	Certificate of Designation, Preferences and Rights of Series A Convertible Redeemable PIK Preferred Stock of priceline.com Incorporated.
4.3(c)	Certificate of Designation, Preferences and Rights of Series B Redeemable Preferred Stock of priceline.com Incorporated.
5.1	Opinion of Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary of priceline.com Incorporated.
12.1(d)	Statements re Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary of priceline.com Incorporated (contained in Exhibit 5.1).
24.1	Power of Attorney (included on page II-5).

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K to be incorporated by reference herein.

(a)
Incorporated by reference to Exhibit 4.2 to priceline.com's registration statement on Form S-1 (File No. 333-69657).

(b)
Incorporated by reference to Exhibit 3.2 to priceline.com's registration statement on Form S-3 (File No. 333-109929).

(c)
Incorporated by reference to Exhibit 3.3 to priceline.com's registration statement on Form S-3 (File No. 333-109929).

(d)
Incorporated by reference to Exhibit 12.1 to priceline.com's Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-25581) and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 000-25581).

QuickLinks

CALCULATION OF REGISTRATION FEE
Common Stock
SUMMARY
PRICELINE.COM INCORPORATED
THE OFFERING
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
SELLING STOCKHOLDERS
UNDERWRITING
CERTAIN INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS OF COMMON STOCK
Dividends
Gain on Disposition of Common Stock
Federal Estate Taxes
Backup Withholding and Information Reporting
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
Common Stock
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS